Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402 +1 612 766 7000 main +1 612 766 1600 fax

September 20, 2024

Vince Holding Corp.

500 5th Avenue – 20th Floor

New York, New York 10110

Ladies and Gentlemen:

We have acted as counsel to Vince Holding Corp., a Delaware corporation (the “Company”), in connection with the accompanying Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of up to $10,000,000 of shares (the “Common Shares”) of common stock, $0.01 par value per share, which includes the offering of up to $2,924,521of Common Shares (the “Sales Agreement Shares”) that may be issued and sold under a Sales Agreement entered into by the Company with Virtu Americas LLC on June 30, 2023 (the “Sales Agreement”). The prospectus for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).

The Common Shares and the Sales Agreement Shares are collectively referred to herein as the “Securities.” The Securities may be offered in amounts, at prices and on terms to be set forth in the prospectus or, in the case of the Sales Agreement Shares, the Sales Agreement Prospectus, and one or more supplements thereto constituting a part of the Registration Statement. Any Securities are to be issued under the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”).

For purposes of this opinion letter, we have reviewed originals, or copies certified or otherwise authenticated to our satisfaction, of (i) the Certificate of Incorporation and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to the date hereof, (ii) the Registration Statement, (iii) the Sales Agreement, and (iv) the proceedings taken by the Company in connection with the authorization of the Securities. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion letter. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, officers and representatives of the Company (including the Certificate) and others, without any independent verification thereof or other investigation.

In our examination, we have assumed, without investigation, the following: (a) the genuineness of all signatures, including electronic signatures, appearing upon the certifications, documents, and proceedings submitted to us for review, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced

September 20, 2024

instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Shares, when (i) a prospectus supplement and any other offering material with respect to the Common Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Common Shares, (iv) the Common Shares have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (v) certificates representing the Common Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Common Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Common Shares will be validly issued, fully paid and non-assessable.

2. With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, when (i) the Sales Agreement Shares have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with the provisions of the Sales Agreement and (ii) certificates representing the Sales Agreement Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Sales Agreement Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Sales Agreement Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, (c) at the time any Securities are authorized, issued or delivered, (i) there will not have occurred any change in the law or in the Certificate of Incorporation or Bylaws affecting the authorization, issuance, delivery or validity of such Securities, and (ii) no relevant corporate actions will have been modified or rescinded, (d) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (e) the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under the Certificate of Incorporation, (f) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, (g) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware, and (h) future issuances of Securities will be made in accordance with the parameters established by the Board of Directors of the Company or a Pricing Committee of the Board of Directors, as such parameters may be established from time to time.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws.

This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinions set forth herein to take into account any event, action, interpretation or change in law or facts occurring subsequent to the date hereof that may affect the validity of such opinions. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Certificate of Incorporation.

September 20, 2024

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement, including this opinion letter.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP